WISDOMTREE ASSET MANAGEMENT, INC.

CODE OF ETHICS

(the “Code”)

Pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended

Table of Contents

1. Definitions	1
2. Purpose of the Code	6
3. Prohibited Purchase and Sales	7
4. Exempt Transactions	7
5. Prohibited Business Conduct	9
6. Reporting of Securities Holdings and Transactions	9
7. Reporting of Violations and Sanctions	12
8. Enforcement of this Code	13

1.	DEFINITIONS

1.1 Access Person. As used in this Code, “Access Person” shall mean: (i) any director, officer, general partner or “Advisory Person” (as defined below) of WisdomTree Asset Management, Inc. (“WTAM”); (ii) any “Supervised Person” (as defined below) of WTAM who has access to nonpublic information regarding the purchase or sale of securities by a “Fund” (as defined below), or nonpublic information regarding the portfolio holdings of any “Reportable Fund” (as defined below); or (iii) any Supervised Person who is involved in making securities recommendations to a Fund or who has access to such recommendations that are nonpublic.

1.2 Advisory Person. As used in this Code, “Advisory Person” shall mean: (i) any director, manager, officer, general partner or employee of WTAM (or of any company in a “Control” (as defined below) relationship to WTAM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Reportable Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any (ii) any director, manager, officer, general partner or employee of WTAM (or of any company in a Control relationship to WTAM) who, in connection with his or her regular functions or duties, determines, participates in the determination of, or otherwise obtains nonpublic information regarding, the addition or deletion of a Reportable Security to or from a “WisdomTree Index” (as defined below); (iii) any natural person in a Control relationship to WTAM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Reportable Securities by that Fund; or (iv) any natural person in a Control relationship to WTAM who obtains non-public information concerning the addition or deletion of a Reportable Security to or from a WisdomTree Index. A “WisdomTree Index” is an investment index that has been developed by WTAM or its affiliates or for which WTAM has obtained usage rights with respect thereto that serves as the basis of the investment strategy that is followed by a Fund for which WTAM serves as the investment advisor.

1.3 Active Consideration. As used in this Code, a Reportable Security will be deemed under “Active Consideration” if it is being added to or removed from a WisdomTree Index, (i) in connection with the annual reconstitution of any WisdomTree Index or (ii) as a result of a change or a planned change to the proprietary methodology of a WisdomTree Index. A Reportable Security described in clause (i) above will be deemed under “Active Consideration” during the annual reconstitution of the applicable WisdomTree Index – the period commencing on the screening date of the WisdomTree Index in which it will be included and ending on the date that it becomes included in or removed from such WisdomTree Index. A Reportable Security described in clause (ii) above will be deemed under “Active Consideration” during the period commencing at such time as such Reportable Security can be identified as a result of the change or planned change to the methodology until the end of the day in which it has been added to or removed from the Index.

1.4 Automatic Investment Plan. As used in this Code, “Automatic Investment Plan” shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

1.5 Beneficial Ownership. As used in this Code, “Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Beneficial Ownership may include members of a person’s immediate family sharing the same household with such person.

1.6 Chief Compliance Officer. As used in this Code, “Chief Compliance Officer” shall mean the Chief Compliance Officer of WTAM appointed pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

1.7 Control. As used in this Code, “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”).

1.8 Reportable Security. As used in this Code, “Reportable Security” shall mean a security as defined in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it shall not include:

(a) direct obligations of the Government of the United States;

(b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments, including repurchase agreements;

(c) shares issued by money market funds;

(d) shares issued by open-end investment companies (i.e., mutual funds) registered under the 1940 Act other than Reportable Funds; and

(e) units issued by a unit investment trust if the unit investment trust invests exclusively in open-end investment companies other than Reportable Funds.

1.9 Federal Securities Laws. As used in this Code, “Federal Securities Laws” shall mean the Securities Act of 1933 (the “1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or Department of Treasury.

1.10 Fund. As used in this Code, “Fund” shall mean any existing or future series of the Trust. Fund shall also mean any non-registered separate accounts for which WTAM provides investment advisory services. Such Funds are collectively referred to as the “Funds.”

1.11 Initial Public Offering. As used in this Code, “Initial Public Offering” shall mean an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

1.12 Index or WisdomTree Index. A proprietary Index developed by WisdomTree Investments, Inc.

1.13 Index Administrator. As used in this Code “Index Administrator” shall mean the employee of WTAM ultimately responsible for the administration and operation of the Indexes.

1.14 Index Staff. As used in this code “Index Staff” shall mean those employees of WTAM specifically designated to assist the Index Administrator in the administration and operation of the Indexes.

1.15 Investment Person. As used in this Code, “Investment Person” shall mean (i) any employee of WTAM (or of any company in a Control relationship to WTAM) who in connection with his or her regular functions or duties, makes or participates in making, recommendations regarding the purchase or sale of securities by a Fund (ii) any natural person who controls WTAM and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by such Fund.

1.16 Limited Offering. As used in this Code, “Limited Offering” shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

1.17 Purchase or Sale of a Reportable Security. As used in this Code, “Purchase or Sale of a Reportable Security” includes, inter alia, the writing of an option to purchase or sell a Reportable Security.

1.18 Reportable Fund. As used in this Code, a “Reportable Fund” means: (i) any investment company registered under the 1940 Act for which WTAM serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by or is under common control with WTAM.

1.19 Supervised Person. As used in this Code, a “Supervised Person” means any partner, officer, director, manager, general partner (or other person occupying a similar status or performing similar functions), or employee of WTAM, or other person who provides investment advice on behalf of WTAM and who is subject to the supervision and control of WTAM.

1.20 Trust. As used in this Code, “Trust” shall mean the WisdomTree Trust, a Delaware statutory trust registered as an open-end diversified investment company under the 1940 Act, and shall be referred to as the “Trust.”

2.	PURPOSE OF THE CODE

2.1 This Code establishes standards of business conduct for WTAM and its Supervised Persons and is designed to further the purposes of Rule 204A-1 under the Advisers Act. In general, WTAM and its Supervised Persons are required to (i) always place the interests of the Funds first; (ii) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; (iii) not take inappropriate advantage of their positions; and (iv) comply with all applicable Federal Securities Laws.

2.2 The Code is designed to prevent certain practices by WTAM and certain Supervised Persons in connection with the purchase or sale, directly or indirectly, by such persons of Covered Securities held or to be acquired or sold by a Fund and Covered Securities included in a WisdomTree Index or to be added to or deleted from a WisdomTree Index . These include:

(a) employing any device, scheme or artifice to defraud a Fund;

(b) making any untrue statement of a material fact to a Fund or omitting to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund;

(d) engaging in any manipulative practice with respect to a Fund or a WisdomTree Index; or

(e) misusing material, non-public information obtained by such person in his or her capacity at WTAM.

3.	PROHIBITED PURCHASES AND SALES

3.1 Except as described herein, no Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under Active Consideration. The Index Administrator and the Index Staff shall be presumed to have actual knowledge of whether or not a Covered Security is under Active Consideration. No other persons shall be presumed to have such actual knowledge.

3.2 No Access Person shall acquire, directly or indirectly, any Beneficial Ownership in any securities in an Initial Public Offering without the prior written approval of the Chief Compliance Officer. This approval shall take into account whether the opportunity is being offered to the Access Person by virtue of his or her position with a Fund or WTAM and any other relevant factors.

3.3 No Access Person shall acquire, directly or indirectly, Beneficial Ownership of any securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to an individual by virtue of his or her position with a Fund or WTAM and any other relevant factors.

3.4 The prohibitions in this Section 3 shall be interpreted to include the purchase or sale by any Access Person of any convertible security, option or warrant of any issuer whose underlying securities are under Active Consideration by a Fund.

4.	EXEMPT TRANSACTIONS

4.1 The prohibitions in Section 3 of this Code shall not apply to the following transactions:

(a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or Control;

(b) purchases or sales of securities which are not eligible for purchase or sale by any of the Funds;

(c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(d) purchases or sales which are non-volitional on the part of either the Access Person or the applicable Fund;

(e) purchases or sales which are part of an Automatic Investment Plan;

(f) purchases or sales approved by the Chief Compliance Officer upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed “good cause;” and

(g) purchases or sales approved by the Chief Compliance Officer where the Chief Compliance Officer determines the purchases or sales would have only a remote potential of (i) harming a Fund; (ii) having a material impact on the market for the Covered Security; and (iii) compromising the integrity of a WisdomTree Index.

(h) purchases or sales made in accordance with procedures adopted by the Chief Compliance Officer.

5.	PROHIBITED BUSINESS CONDUCT

5.1 No Supervised Person or Access Person shall, either directly or indirectly:

(a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with WTAM or on nonpublic information regarding security transactions by a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund, including a Fund.

(b) communicate non-public information regarding a WisdomTree Index, security transactions of a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund including a Fund, to anyone unless necessary as part of the regular course of the business of the applicable Fund or WTAM;

(c) accept a gift, favor, or service from any person or company which, to the actual knowledge of such Supervised Person or Access Person, does business or might do business with a Fund, WTAM, any sub-adviser to a Fund, or their affiliates, accept in accordance with WTAM’s Gift and Entertainment Policy;

(d) buy or sell any security or any other property from or to a Fund, other than ordinary purchases and redemptions of shares of a Fund;

(e) participate in any outside business activity or other activity that might conflict with such employees’ duties to the Funds or WTAM, unless approved by the Chief Compliance Officer;

(f) participate in any investment clubs;

(g) purchase any (i) commodities (ii) currencies (iii) or derivatives on a commodity or currency, unless approved by the Chief Compliance Officer;

(h) violate any Federal Securities Laws applicable to WTAM or a Fund.

6.	REPORTING OF SECURITIES HOLDINGS AND TRANSACTIONS

6.1 Initial and Annual Reporting. Every Access Person or employee shall provide to the Chief Compliance Officer within 10 days after becoming an Access Person or employee and annually thereafter (on a date chosen by the Chief Compliance Officer) a report listing all Covered Securities in which he or she has any direct or indirect Beneficial Ownership. The information in the initial report regarding Covered Securities must be current as of a date no more than 45 days before the date on which the person becomes an Access Person or employee. The information in the annual report regarding Covered Securities must be current as of a date no more than 45 days before the report is submitted.

6.2 Contents of Initial and Annual Reports. The reports required by Section 6.1 shall include: (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Covered Security in which the Access Person or employee has any direct or indirect Beneficial Ownership; (ii) the name of any broker, dealer or bank with which the Access Person or employee maintains an account in which any securities are held for the direct or indirect benefit of the Access Person or employee; and (iii) the date that the report is submitted by the Access Person or employee.

6.3 Quarterly Reporting. Within 30 days after the end of a calendar quarter, an Access Person or employee shall provide a report with the following information: (ii) any transaction during the quarter in a Covered Security in which he or she had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership; and (ii) any new account established by the Access Person or employee during the quarter in which Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person or employee.

6.4 Contents of Quarterly Reports. Any quarterly reports required by Section 6.3 shall state:

(a) the title (and, as applicable, the exchange ticker symbol or CUSIP number) and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the Covered Security involved;

(b) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c) the price of the security at which the transaction was effected;

(d) the name of the broker, dealer or bank with or through which the transaction was effected;

(e) with respect to any new account established by the Access Person or employee during the quarter in which Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person or employee, (A) the name of the broker, dealer or bank with which the Access Person or employee established the account; (B) the date the account was established; and

(f) the date that the report is submitted by the Access Person or employee.

6.5 Exceptions from Reporting Requirements. An Access Person or employee need not make:

(a) any report with respect to Covered Securities held in accounts over which the Access Person or employee had no direct or indirect influence or Control;

(b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; and

(c) a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements that WTAM holds in its records so long as WTAM receives such broker trade confirmations or account statements no later than thirty calendar days after the applicable calendar quarter.

6.6 Disclaimer of Beneficial Ownership. Any report required by this Section 6 may also contain a statement declaring that the reporting of any transaction shall not be construed as an admission by the Access Person or employee making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

6.7 Provision of Code of Ethics to each Supervised Person, Access Person and/or Employee. WTAM shall provide each Supervised Person, Access Person and/or employee with a copy of this Code and all amendments thereto. Each Supervised Person, Access Person and/or employee shall provide the Chief Compliance Officer with a written acknowledgement of his or her receipt of this Code and any amendments.

6.8 Access Person and Employee Certifications. Each Access Person or employee shall certify: (a) within 10 days of becoming an Access Person or employee, that he or she has read and understood this Code and the “Policy Statement and Procedures on Insider Trading” of WTAM, as amended from time to time (the “Policy Statement”), and recognizes that he or she is subject to this Code and the Policy Statement; and (b) annually, that he or she has read and understood this Code and the Policy Statement and recognizes that he or she is subject to this Code and the Policy Statement, that he or she has complied with all the requirements of this Code and the Policy Statement, and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

6.9 Review of Reports and Certifications. The Chief Compliance Officer shall review the reports and certifications submitted by Access Persons or employee pursuant to this Code, as well as any account statements that WTAM holds in its records (as described in Section 6.6), for any violations of this Code.

7.	REPORTING OF VIOLATIONS AND SANCTIONS

7.1 Every Supervised Person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

7.2 Upon learning of a violation of this Code, WTAM may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

8.	ENFORCEMENT OF THIS CODE

The Chief Compliance Officer shall have primary responsibility for enforcing this Code.

Compliance Oversight:

Any material changes to this document must be approved by WisdomTree Compliance. This document is reviewed as necessary, but no less than annually.

Amended as of September 15, 2009

Approved as of September 15, 2009

Approved as of March 25, 2009

Approved as of February 20, 2006

Amended as of September 22, 2006

WISDOMTREE ASSET MANAGEMENT, INC.

CODE OF ETHICS

2010 ANNUAL CERTIFICATION

Pursuant to the requirements of the Code of Ethics of WisdomTree Asset Management, Inc. the undersigned hereby certifies as follows:

1.	I have read the Advisor’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.

4.	I have not participated in an Investment Club

5.	Please check the appropriate boxes:

☐	I have not engaged in any Outside Business Activities

☐	I have engaged in Outside Business Activities and have received approval from the Chief Compliance Officer

☐	I have not purchased any (i) commodities (ii) currencies (iii) or derivatives on a commodity or currency.

☐	I have purchased and received approval from the Chief Compliance Officer to purchase (i) commodities (ii) currencies (iii) and/or derivatives on a commodity or currency.

Date:	Print Name:

Signature:

WISDOMTREE ASSET MANAGEMENT, INC.

CODE OF ETHICS

2010 ANNUAL CERTIFICATION

I have no direct or indirect beneficial, legal or equitable interest in any securities trading account, and I do not, directly or indirectly, beneficially, legally or equitably have any interest of any kind or nature whatsoever therein or in any instrument constituting or which might be deemed to constitute a security, as such term is defined in its broadest sense under the securities laws administered by the United States Securities and Exchange Commission.

Date:	Print Name:

Signature:

(To be signed if you do not have any brokerage accounts.)

WISDOMTREE ASSET MANAGEMENT, INC.

2010 ANNUAL CERTIFICATION

BROKERAGE ACCOUNTS

Please list below information regarding all your brokerage accounts, including retirement accounts and accounts for anyone in your household who may have a brokerage account (such as a spouse or child) and anyone whom you may support or have direct investment control over an account for. To satisfy the reporting obligation of the Code, we will notify each broker with whom you have an account to request duplicate copies of account statements to be forwarded to WT.

Employee Brokerage Accounts

Please provide the information for each new account below or provide a copy of your most recent account statement.

Ticker / Symbol (as applicable)	Issuer / Company	Security Type	Principal Amt.	Number of Shares	Name of Broker/Dealer or Bank	Account Number	Name in which Security / Acct is held

☐	I certify that the securities listed above and/or the holdings statements attached reflect all my reportable securities holdings as of a date not earlier than 45 days prior to the date of my submission of this

Print Name:

Signature:	Date: